Exhibit 99.1

PRESS RELEASE
FOR IMMEDIATE RELEASE

FOR:	MDC Partners Inc.	CONTACT:	David Doft
	950 Third Avenue, 5th Floor		Chief Financial Officer
	New York, NY 10022		1-646-429-1818
ddoft@mdc-partners.com

 MDC PARTNERS INC. REPORTS RESULTS FOR THE
THREE AND SIX MONTHS ENDED JUNE 30, 2010
Increases Quarterly Dividend 10% to $0.11 per Share From $0.10 Previously

SECOND QUARTER HIGHLIGHTS:
•	Revenue increased to $170.0 million versus $134.9 million in Q2 2009, an increase of 26.0%
•	Organic revenue increased 5.3% for Q2 2010, an over 500 basis point acceleration from Q1 2010
•	EBITDA decreased slightly to $18.3 million versus $18.5 million in Q2 2009 due to timing of client activity and investment in key talent and growth initiatives
•	Net new business wins of $27.2 million for Q2 2010, an increase of over $20 million from Q1, to bring the year to date total to $33.8 million
•	Digital revenue increased to 43% of total revenues in Q2 2010 from 41% in Q1 2010
•	Adjusting fiscal 2010 guidance for change to consolidated EBITDA from MDC EBITDA
•	Increasing 2010 revenue guidance to $640-655 million, an estimated increase of 17.2% to 20.0% from 2009
•	2010 consolidated EBITDA guidance increased to $86-88 million, an estimated increase of 22.6% to 25.4% from 2009
•	Increasing Total Free Cash Flow guidance to $61-63 million from $53-55 million due to increased improvement in Working Capital and Other
•	Increasing quarterly dividend 10% to $0.11 per share from $0.10
•	Agreed to acquire a majority interest in a leading experiential marketing firm

NEW YORK, NY (July 29, 2010) – MDC Partners Inc. (“MDC Partners” or the “Company”) today announced financial results for the three and six months ended June 30, 2010.

“We are very pleased with our second quarter financial performance, and particularly with the way our businesses performed in the latter part of the period,” said Miles S. Nadal, Chairman and Chief Executive Officer of MDC Partners.  “We’re leading the industry in developing marketing strategies that deliver superior return on marketing investment. This success is enabling us to win new business at an unprecedented pace. We are building long-term and profitable relationships with some of the biggest and best marketing brands in the world.  With business momentum picking up significantly in the second quarter, the second half of 2010 is shaping up to be particularly robust, and we are well on our way to an industry-leading financial performance with increased 2010 guidance on all financial metrics.  We are very well positioned to continue our growth in 2011.”

Guidance for 2010 is adjusted as follows to account for a change to consolidated EBITDA from MDC EBITDA due to the diminishing income from noncontrolling interests as a percent of the total business, acquisitions and expected improvements in cash generation:

	Adjusted	Implied	Pro Forma	Implied
	2010	Year over Year	2010	Year over Year
	Guidance	Change	Estimate	Change
Revenue	$640 - $655 million	+17.2% to +20.0%	$675 - $690 million	+23.6% to +26.4%
EBITDA	$86 - $88 million	+22.6% to +25.4%	$96 - $98 million	+36.8% to +39.7%
Free Cash Flow	$41 - $43 million	+0.2% to +5.1%	$48 - $50 million	+17.3% to +22.2%
+ Change in Working Capital and Other	+$20 million		+$20 million
Total Free Cash Flow	$61 - $63 million	+10.5% to +14.1%	$68 - $70 million	+23.2% to +26.8%

Note: The “Pro Forma 2010 Estimate” section of the above table accounts for recent acquisitions as if financial contributions to MDC occur for the entirety of 2010.

Consolidated revenue for the second quarter of 2010 was $170.0 million, an increase of 26.0% compared to $134.9 million in the second quarter of 2009.  EBITDA (as defined) for the second quarter of 2010 was $18.3 million, a decrease of 1.1% compared to $18.5 million in the second quarter of 2009 driven by the timing of client wins and losses and our planned investment in talent and other growth initiatives.  Net income (loss) attributable to MDC Partners Inc. in the second quarter was a loss of ($5.8) million compared to nominal income in the second quarter of 2009.  Diluted earnings (loss) per share from continuing operations attributable to MDC Partners Inc. common shareholders for the second quarter of 2010 was a loss of ($0.19) compared with $0.01 per share in the same period of 2009.  Free cash flow (as defined) was $5.5 million in the second quarter of 2010, compared with $12.9 million in the second quarter of 2009.

For the six month ended June 30, 2010 consolidated revenue was $306.2 million, an increase of 17.0% compared to $261.6 million in the same period of 2009.  EBITDA (as defined) for the first six months of 2010 was $27.1 million, a decrease of 10.0% compared to $30.1 million in the first six months of 2009.  Net income (loss) attributable to MDC Partners Inc. for the first six months of 2010 was a loss of ($16.0) million compared to nominal income in the first half of 2009.  Diluted earnings (loss) per share from continuing operations attributable to MDC Partners Inc. common shareholders for the six months ended June 30, 2010 was a loss of ($0.55) compared with $0.02 per share in the same period of 2009.

“Our strategy to deliver solid organic growth and to strategically invest capital was reinforced in the first half of the year,” said David Doft, Chief Financial Officer.  “The strategic acquisitions that we have completed are all operating on or ahead of expectations, and contributing positively to our financial performance.  Additionally, the 5.3% organic revenue growth accelerated throughout the second quarter and our overall financial performance for the quarter exceeded our internal expectations.  In particular, our results for June were up dramatically year over year and give us great confidence in our momentum for the rest of 2010.  While our investment in talent and infrastructure weighed on our profitability metrics in the first two quarters of 2010, we are beginning to see significant positive returns.  We also fully expect that the robust new business pipeline and wins we are experiencing now will significantly enhance our organic growth and our financial performance in the second half of 2010, and for the full year 2011.”

MDC Partners Announces $0.11 per Share Cash Dividend

MDC Partners today also announced that its Board of Directors has declared a cash dividend of $0.11 per share on all of its outstanding Class A shares and Class B shares.  The dividend will be payable on August 27, 2010 to shareholders of record at the close of business on August 13, 2010.

“As we previously stated in the first quarter of 2010, we are dedicated to rewarding all of our shareholders for their loyalty and commitment,” said Mr. Nadal.  “The payment of cash dividends remains an important part of our ongoing strategy to maximize shareholder value.  The new dividend of $0.11 per share represents a 10% increase above MDC Partners’ last dividend payment and is representative of the significant increase in free cash flow that MDC has achieved to date.  As free cash flow continues to increase over time, we expect dividend payments to continue to increase as well.”

Conference Call

Management will host a conference call on July 30, 2010 at 8:00 a.m. (EST) to discuss our results.  The conference call will be accessible by dialing 1-647-427-7450 or toll free 1-888-231-8191.  An investor presentation has been posted on our website www.mdc-partners.com and will be referred to during the conference call.

A recording of the conference call will be available until Friday, August 13, 2010 by dialing 1-416-849-0833 or toll free 1-800-642-1687 (passcode 86728867#) or by visiting our website.

About MDC Partners Inc.

MDC Partners is a progressive Marketing and Communications Network, championing the most innovative entrepreneurial talent. MDC Partners provides strategic solutions and services to multinational clients in North America, Europe and Latin America. Our philosophy emphasizes the utilization of Strategy and High Value Creativity to drive growth and measurable impact for our clients. “MDC Partners is The Place Where Great Talent Lives.” The company’s Class A shares are publicly traded on the NASDAQ under the symbol “MDCA” and on the Toronto Stock Exchange under the symbol “MDZ.A”.

Non-GAAP Financial Measures

In addition to its reported results, MDC Partners has included in this earnings release certain financial results that the Securities and Exchange Commission defines as "non-GAAP financial measures."  Management believes that such non-GAAP financial measures, when read in conjunction with the Company's reported results, can provide useful supplemental information for investors analyzing period to period comparisons of the Company's results. These non-GAAP financial measures relate to: (1) presenting EBITDA and EBITDA margin (as defined) for the three months and six months ended June 30, 2010 and 2009; and (2) presenting Free Cash Flow and Free Cash Flow per Share (as defined) for the three months and six months ended June 30, 2010 and 2009.  Included in this earnings release are tables reconciling MDC’s reported results to arrive at these non-GAAP financial measures.

This press release contains forward-looking statements. The Company’s representatives may also make forward-looking statements orally from time to time. Statements in this press release that are not historical facts, including statements about the Company’s beliefs and expectations, recent business and economic trends, potential acquisitions, estimates of amounts for deferred acquisition consideration and “put” option rights, constitute forward-looking statements.  These statements are based on current plans, estimates and projections, and are subject to change based on a number of factors, including those outlined in this section.  Forward-looking statements speak only as of the date they are made, and the Company undertakes no obligation to update publicly any of them in light of new information or future events, if any.

Forward-looking statements involve inherent risks and uncertainties.  A number of important factors could cause actual results to differ materially from those contained in any forward-looking statements. Such risk factors include, but are not limited to, the following:

•	risks associated with severe effects of national and regional economic downturn;

•	the Company’s ability to attract new clients and retain existing clients;

•	the financial success of the Company’s clients;

•	the Company’s ability to retain and attract key employees;

•
the Company’s ability to remain in compliance with its debt agreements and the Company’s ability to finance its contingent payment obligations when due and payable, including but not limited to those relating to “put” option right and deferred acquisition consideration;

•	the successful completion and integration of acquisitions which complement and expand the Company’s business capabilities; and

•	foreign currency fluctuations.

In addition to improving organic growth for its existing operations, the Company’s business strategy includes ongoing efforts to engage in material acquisitions of ownership interests in entities in the marketing communications services industry.  The Company intends to finance these acquisitions by using available cash from operations and through incurrence of bridge or other debt financing, either of which may increase the Company’s leverage ratios, or by issuing equity, which may have a dilutive impact on existing shareholders proportionate ownership.  At any given time the Company may be engaged in a number of discussions that may result in one or more material acquisitions.  These opportunities require confidentiality and may involve negotiations that require quick responses by the Company.  Although there is uncertainty that any of these discussions will result in definitive agreements or the completion of any transactions, the announcement of any such transaction may lead to increased volatility in the trading price of the Company’s securities.

Investors should carefully consider these risk factors and the additional risk factors outlined in more detail in the Annual Report on Form 10-K under the caption “Risk Factors” and in the Company’s other SEC filings.

SCHEDULE 1

MDC PARTNERS INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(US$ in 000s, except share and per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2010	2009	2010	2009

Revenue	$169,989	$134,882	$306,171	$261,620

Operating Expenses:
Cost of services sold	116,766	88,238	213,735	174,117
Office and general expenses	39,110	30,173	73,735	61,325
Depreciation and amortization	8,039	7,604	13,872	15,197
	163,915	126,015	301,342	250,639

Operating profit	6,074	8,867	4,829	10,981

Other Income (Expenses):
Other income (expense)	(287)	(2,541)	(900)	89
Interest expense and finance charges	(8,425)	(3,723)	(15,453)	(7,484)
Interest income	57	70	78	272

Income (loss) from continuing operations before income taxes
and equity in affiliates	(2,581)	2,673	(11,446)	3,858

Income tax expense	552	1,608	801	2,223

Income (loss) from continuing operations before equity in affiliates	(3,133)	1,065	(12,247)	1,635
Equity in earnings (loss) of non-consolidated affiliates	(39)	105	(143)	198

Income (loss) from continuing operations	(3,172)	1,170	(12,390)	1,833
Loss from discontinued operations, net of taxes	(647)	(108)	(647)	(361)
Net income (loss)	(3,819)	1,062	(13,037)	1,472
Net income attributable to the noncontrolling interests	(1,986)	(983)	(2,954)	(1,365)
Net income (loss) attributable to MDC Partners Inc.	$(5,805)	$79	$(15,991)	$107

Income (Loss) Per Common Share:
Basic:
Income (loss) from continuing operations attributable to MDC
Partners Inc. common shareholders	$(0.19)	$0.01	$(0.55)	$0.02
Discontinued operations	$(0.02)	$(0.00)	$(0.02)	$(0.01)
Net income (loss) attributable to MDC Partners Inc.
common shareholders	$(0.21)	$0.01	$(0.57)	$0.01

Income (Loss) Per Common Share:
Diluted:
Income (loss) from continuing operations attributable to MDC
Partners Inc. common shareholders	$(0.19)	$0.01	$(0.55)	$0.02
Discontinued operations	$(0.02)	$(0.00)	$(0.02)	$(0.01)
Net income (loss) attributable to MDC Partners Inc.
common shareholders	$(0.21)	$0.01	$(0.57)	$0.01

Weighted Average Number of Common Shares:
Basic	27,800,953	27,440,030	27,716,895	27,278,786
Diluted	27,800,953	27,684,194	27,716,895	27,278,786

SCHEDULE 2

MDC PARTNERS INC.
RECONCILIATION OF OPERATING INCOME (LOSS) TO EBITDA
(US$ in 000s, except percentages)

For the Three Months Ended June 30, 2010

	Strategic	Performance
	Marketing	Marketing
	Services	Services	Corporate	Total

Revenue	$106,980	$63,009	-	$169,989

Operating income (loss) as reported	$10,377	$1,338	$(5,641)	$6,074

Add:
Depreciation and amortization	4,238	3,707	94	8,039
Stock-based compensation	1,078	399	1,411	2,888
Acquisition deal costs	41	265	25	331
Deferred acquisition consideration adjustments to P&L	113	738	126	977

EBITDA *	15,847	6,447	(3,985)	18,309
margin	14.8%	10.2%		10.8%

*
EBITDA is a non-GAAP measure, but as shown above it represents operating income (loss) plus depreciation and amortization,stock-based compensation, acquisition deal costs and deferred acquisition consideration adjustments.

MDC PARTNERS INC.
RECONCILIATION OF OPERATING INCOME (LOSS) TO EBITDA
(US$ in 000s, except percentages)

For the Three Months Ended June 30, 2009

	Strategic	Performance
	Marketing	Marketing
	Services	Services	Corporate	Total

Revenue	$88,248	$46,634	-	$134,882

Operating income (loss) as reported	$11,491	$1,596	$(4,220)	$8,867

Add:
Depreciation and amortization	5,480	2,043	81	7,604
Stock-based compensation	371	184	1,490	2,045
Acquisition deal costs	-	-	-	-
Deferred acquisition consideration adjustments to P&L	-	-	-	-

EBITDA*	17,342	3,823	(2,649)	18,516
margin	19.7%	8.2%		13.7%

*
EBITDA is a non-GAAP measure, but as shown above it represents operating income (loss) plus depreciation and amortization,stock-based compensation, acquisition deal costs and deferred acquisition consideration adjustments.

SCHEDULE 3

MDC PARTNERS INC.
RECONCILIATION OF OPERATING INCOME (LOSS) TO EBITDA
(US$ in 000s, except percentages)

For the Six Months Ended June 30, 2010

	Strategic	Performance
	Marketing	Marketing
	Services	Services	Corporate	Total

Revenue	$198,505	$107,666	-	$306,171

Operating income (loss) as reported	$16,660	$(1,314)	$(10,517)	$4,829

Add:
Depreciation and amortization	7,539	6,146	187	13,872
Stock-based compensation	2,831	765	2,759	6,355
Acquisition deal costs	41	664	25	730
Deferred acquisition consideration adjustments to P&L	309	876	126	1,311

EBITDA *	27,380	7,137	(7,420)	27,097
margin	13.8%	6.6%		8.9%

*
EBITDA is a non-GAAP measure, but as shown above it represents operating income (loss) plus depreciation and amortization, stock-based compensation, acquisition deal costs and deferred acquisition consideration adjustments.

MDC PARTNERS INC.
RECONCILIATION OF OPERATING INCOME (LOSS) TO EBITDA
(US$ in 000s, except percentages)

For the Six Months Ended June 30, 2009

	Strategic	Performance
	Marketing	Marketing
	Services	Services	Corporate	Total

Revenue	$172,711	$88,909	-	$261,620

Operating income (loss) as reported	$18,290	$917	$(8,226)	$10,981

Add:
Depreciation and amortization	10,852	4,170	175	15,197
Stock-based compensation	804	374	2,764	3,942
Acquisition deal costs	-	-	-	-
Deferred acquisition consideration adjustments to P&L	-	-	-	-

EBITDA*	29,946	5,461	(5,287)	30,120
margin	17.3%	6.1%		11.5%

*
EBITDA is a non-GAAP measure, but as shown above it represents operating income (loss) plus depreciation and amortization, stock-based compensation, acquisition deal costs and deferred acquisition consideration adjustments.

SCHEDULE 4

MDC PARTNERS INC.
FREE CASH FLOW
(US$ in 000s, except share and per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2010	2009	2010	2009
EBITDA	$18,309	$18,516	27,097	$30,120
Net Income Attibutable to Noncontrolling Interests	$(1,986)	$(983)	(2,954)	$(1,365)
Capital Expenditures	(2,958)	(1,257)	(5,720)	(2,087)
Cash Taxes	(158)	(468)	(803)	(402)
Cash Interest, net & Other	(7,694)	(2,931)	(13,982)	(5,584)
Free Cash Flow *	$5,513	$12,877	$3,638	$20,682

Diluted Common Shares Outstanding	27,800,953	27,684,194	27,716,895	27,278,786

Free Cash Flow per Share	$0.20	$0.47	$0.13	$0.76

* As defined by MDC Partners

SCHEDULE 5

MDC PARTNERS INC.
CONSOLIDATED BALANCE SHEETS
(US$ in 000s)

	June 30,	December 31,
	2010	2009

Assets
Current Assets:
Cash and cash equivalents	$47,454	$51,926
Accounts receivable, net	146,346	118,211
Expenditures billable to clients	44,708	24,003
Other current assets	10,603	8,105
Total Current Assets	249,111	202,245

Fixed assets, net	37,073	35,375
Investment in affiliates	1,385	1,547
Goodwill	415,541	301,632
Other intangible assets, net	57,164	34,715
Deferred tax assets	12,546	12,542
Other assets	19,166	16,463
Total Assets	$791,986	$604,519

Liabilities and Shareholders' Equity
Current Liabilities:
Accounts payable	$88,721	$77,450
Accrued and other liabilities	59,299	66,967
Advance billings	122,957	65,879
Current portion of long term debt	1,502	1,456
Current portion of deferred acquisition consideration	23,640	30,645
Total Current Liabilities	296,119	242,397

Revolving credit facility	-	-
Long-term debt	284,640	216,490
Long-term portion of deferred acquisition consideration	40,328	-
Other liabilities	8,519	8,707
Deferred tax liabilities	8,989	9,051
Total Liabilities	638,595	476,645

Redeemable Noncontrolling Interests	34,626	33,728

Shareholders' Equity:
Common shares	220,030	218,533
Additional paid in capital	6,491	9,174
Accumulated deficit	(147,151)	(131,160)
Stock subscription receivable	(217)	(341)
Accumulated other comprehensive loss	(5,420)	(5,880)
MDC Partners Inc. Shareholders' Equity	73,733	90,326
Noncontrolling Interests	45,032	3,820
Total Equity	118,765	94,146

Total Liabilities, Redeemable Noncontrolling
Interests and Equity	$791,986	$604,519

SCHEDULE 6

MDC PARTNERS INC.
SUMMARY CASH FLOW DATA
(US$ in 000s)

	Six Months Ended June 30,
	2010	2009

Cash flows provided by continuing operating activities	$(2,464)	$21,721
Discontinued operations	(269)	(290)
Net cash provided by (used in) operating activities	(2,733)	21,431

Net cash used in continuing investing activities	(63,230)	(5,760)
Discontinued operations	(710)	-
Net cash used in investing activities	(63,940)	(5,760)

Net cash provided by continuing financing activities	62,128	873

Effect of exchange rate changes on cash and cash equivalents	73	59

Net increase (decrease) in cash and cash equivalents	$(4,472)	$16,603